Exhibit 16.1



                                                             March 11, 2005
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the statements in Item 4.01 of Form 8-K/A of Unitronix Corporation dated March 11, 2005.

Yours truly,

/s/ Dan Clasby & Company
    --------------------
    Dan Clasby & Company